As Filed with the Securities and Exchange Commission on June 9, 1999
                                                    Registration No. 333-______
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    Under the
                             SECURITIES ACT OF 1933

                              EXPRESS SCRIPTS, INC.
             (Exact name of Registrant as specified in its charter)

              DELAWARE                                      43-1420563
   (State or Other Jurisdiction of                       (I.R.S. Employer
   Incorporation or Organization)                        Identification No.)

                              13900 Riverport Drive
                        Maryland Heights, Missouri 63043
                                 (314) 770-1666
                   (Address, including zip code, and telephone
                         number, including area code, of
                    Registrant's principal executive offices)

                   AMENDED AND RESTATED EXPRESS SCRIPTS, INC.
                       1994 STOCK OPTION PLAN, AS AMENDED
                            (Full Title of the Plan)

                            Thomas M. Boudreau, Esq.
     Senior Vice President of Administration, General Counsel and Secretary
                              Express Scripts, Inc.
                              13900 Riverport Drive
                        Maryland Heights, Missouri 63043
                                 (314) 770-1666
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                           --------------------------


                                           CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
                                                     Proposed Maximum     Proposed Maximum     Amount of
   Title of Securities            Amount to be       Offering Price       Aggregate            Registration
    to be Registered               Registered        Per Share(1)         Offering Price(1)    Fee
Class A Common  Stock,
par value  $0.01 per share
and the related options to
acquire such Common Stock     1,500,000 shares and        $68.4375           $102,656,250       $28,538.44
                                  options (2)
---------------------------------------------------------------------------------------------------------------


(1) Computed pursuant to Rule 457(c) and Rule 457(h) solely for the purpose of determining the registration fee. Proposed maximum offering price represents the average of the high and low prices for the Registrant's Common Stock reported on the Nasdaq National Market on June 4, 1999.
(2) Includes such additional shares of Class A common Stock as may be issuable pursuant to antidilution provisions of the Plan.

     II-26 This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on this form relating to the same stock option plan is effective. Consequently, pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed by Express Scripts, Inc. (the "Company") with respect to the Express Scripts, Inc. Amended and Restated 1994 Stock Option Plan (the "Plan"), on March 27, 1998, Registration No. 333-48767, are incorporated by reference into this Registration Statement.

Item 5.      Interest of Named Experts and Counsel

     Thomas M. Boudreau, Esq., whose opinion is contained in Exhibit 5.1, owned as of May 31, 1999, options to purchase 118,500 shares of Class A Common Stock.

Item 8.      Exhibits

     See Exhibit Index.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryland Heights, State of Missouri on May 26, 1999.

                                    EXPRESS SCRIPTS, INC.


                                    By: /s/ Barrett A. Toan
                                    Barrett A. Toan
                                    President and Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Barrett A. Toan, George Paz and Thomas M. Boudreau and each of them (with full power to each of them to act alone) his or her true and lawful attorneys-in-fact and agents, for him or her and on his or her behalf and is his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                Title                                      Date


/s/ Barrett A. Toan       President, Chief Executive Officer       May 26, 1999
Barrett A. Toan           and Director

/s/ George Paz            Senior Vice President and Chief          May 26, 1999
George Paz                Financial Officer
                          (Principal Financial Officer)

/s/ Joseph W. Plum        Vice President and                       June 2, 1999
Joseph W. Plum            Chief Accounting Officer
                          (Principal Accounting Officer)

/s/ Howard I. Atkins      Director                                 May 26, 1999
Howard I. Atkins

/s/ Judith E. Campbell    Director                                 May 26, 1999
Judith E. Campbell

/s/ Richard M. Kernan, Jr.Director                                 May 26, 1999
Richard M. Kernan, Jr.

                          Director                                 ______, 1999
Richard A. Norling

/s/ Frederick J. Sievert  Director                                 May 26, 1999
Frederick J. Sievert

/s/ Stephen N. Steinig    Director                                 May 26, 1999
Stephen N. Steinig

                          Director                                 ______, 1999
Seymour Sternberg

/s/ Howard L. Waltman     Director                                 May 26, 1999
Howard L. Waltman

/s/ Norman Zachary        Director                                 May 26, 1999
Norman Zachary


                                  EXHIBIT INDEX

Exhibit
Number             Description of Exhibits

4.1        Express Scripts, Inc. Amended and Restated 1994 Stock Option Plan,
               as amended

5.1        Opinion of Thomas M. Boudreau, Esq., Senior Vice President of
               Administration, General Counsel and Secretary of the Registrant

23.1       Consent of PricewaterhouseCoopers LLP

23.2       Consent of Ernst & Young LLP - Minneapolis, Minnesota

23.3       Consent of Ernst & Young LLP - Pittsburgh, Pennsylvania

23.4       Consent of Thomas M. Boudreau, Esq. (included in Exhibit 5.1)

24.1       Power of Attorney (included in Signature Page).